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                                                                   EXHIBIT 10.16

                           FIFTH AMENDMENT AND WAIVER

                  This FIFTH AMENDMENT AND WAIVER (this "Amendment") is entered into as of August 27, 2003, among SOLECTRON CORPORATION, a Delaware corporation (the "Borrower"), SOLECTRON CORPORATION, a Delaware corporation (the "Borrower"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as sole lead arranger, sole book runner and co-syndication agent, JPMORGAN CHASE BANK ("JPMorgan"), as co-syndication agent, THE BANK OF NOVA SCOTIA ("Scotiabank"), as documentation agent, the lenders party hereto (each, a "Lender," and collectively, the "Lenders"), and BANK OF AMERICA, N.A., as Administrative Agent.

                  The Borrower, GSCP, JPMorgan, Scotiabank, the Lenders, and the Administrative Agent entered into a Three-Year Credit Agreement dated as of February 14, 2002, which agreement was amended by an Amendment Agreement dated as of June 18, 2002, a Second Amendment Agreement dated as of August 19, 2002, a Third Amendment Agreement dated as of February 13, 2003, and a Fourth Amendment Agreement dated as of July 9, 2003 (as in effect as of the date of this Amendment, the "Credit Agreement").

                  The Borrower has requested that the Lenders waive non-compliance with certain provisions of the Credit Agreement and agree to certain amendments to the Credit Agreement, and the Lenders party hereto have agreed to such request, subject to the terms and conditions of this Amendment.

                  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.       Definitions; References; Interpretation.

         (a) Unless otherwise specifically defined herein, each term used herein (including in the Recitals hereof) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

         (b) As used herein, "Amendment Documents" means this Amendment, the Consent and Agreement related hereto and the Credit Agreement (as amended by this Amendment).

         (c) Each reference to "this Agreement," "hereof," "hereunder," "herein" and "hereby" and each other similar reference contained in the Credit Agreement, and each reference to "the Credit Agreement" and each other similar reference in the other Loan Documents, shall from and after the Effective Date refer to the Credit Agreement as amended hereby.

         (d) The rules of interpretation set forth in Sections 1.02 and 1.05 of the Credit Agreement shall be applicable to this Amendment.

2. Waiver. Subject to and upon the conditions hereof, the Lenders party hereto hereby waive, effective as of the date of satisfaction of the conditions set forth in Section 5 (the "Effective Date"), non-compliance with Section 7.13(c) of the Credit Agreement (Cash Interest Coverage Ratio) (the "Waived Provision"), solely for the fiscal quarter ending August 29, 2003

                                             Fifth Amendment and Waiver (3-Year)

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(the "Applicable Quarter") and agree that failure of the Borrower to satisfy the
Waived Provision as it relates to the Applicable Quarter shall not constitute a Default or Event of Default under the Credit Agreement; provided however, that the effectiveness of the waiver of the Waived Provision shall continue only so long as the Cash Interest Coverage Ratio for the Applicable Quarter is at or above 1.8 to 1.0.

3. Amendments to Credit Agreement. Subject to the terms and conditions hereof, the Credit Agreement is amended as follows, effective as of the Effective Date:

         (a) The defined terms "Borrowing Base Date" and "Consolidated Net Income" in Section 1.01 of the Credit Agreement are amended in their entirety to read as follows:

                  "Borrowing Base Date" means November 30, 2003, if the Borrower shall not have consummated a Minimum Capital Raise on or before such date.

                  "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries from continuing operations (before extraordinary items, and excluding gains or losses from Dispositions of assets) for that period plus, in connection with measuring compliance with Sections 7.13(a), 7.13(b) and 7.13(c) only, profits or losses from discontinued operations for the fiscal quarters ending February 28, 2003, May 31, 2003 and August 29, 2003 to the extent any such fiscal quarter is included in that period.

         (b) Section 4.02(c) of the Credit Agreement is amended to read as follows:

                  (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof. Any such Request for Credit Extension which is a Loan Notice shall include a certification by a Responsible Officer of the Borrower that the Borrower is in compliance with the Liquidity Ratio then in effect, calculated as of the date of such Credit Extension.

         (c) Section 6.16 of the Credit Agreement is amended to read as follows:

                  6.16 Borrowing Base Certificate. The Borrower shall deliver to the Administrative Agent by no later than November 30, 2003, unless a Minimum Capital Raise has been consummated on or before such date, (a) a completed Borrowing Base Certificate and (b) full and complete reports with respect to the Receivables of the Borrower and its U.S. Subsidiaries, including information as to concentration, aging, identity of Receivables Debtors, letters of credit securing Receivables, disputed Receivables and other matters, as the Administrative Agent shall reasonably request. After the Borrowing Base Date, the Borrower shall deliver to the Administrative Agent, as soon as available but in any event by no later than ten Business Days after the end of each calendar month, a completed Borrowing Base Certificate, together with the related collateral reports described above. Without limiting any other provisions of the Loan Documents, if the Minimum Capital Raise has not been consummated on or before October 31, 2003, the Borrower shall cooperate fully with and permit access by the Agent-Related Persons and their consultants from after that date for purposes of auditing

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         the Receivables in connection with the implementation of the Borrowing
         Base and pay to Administrative Agent upon demand all reasonable costs and expenses of such audit.

         (d) Section 7.05(j) of the Credit Agreement is amended to read as follows:

                  (j) the Borrower and each Subsidiary may make Dispositions not otherwise permitted hereunder; provided that (i) such Disposition is for Fair Market Value, (ii) at the time of any disposition and after giving effect thereto, no Default or no Event of Default shall exist or shall result from such Disposition, and (iii) the Net Disposition Proceeds from all such Dispositions by the Borrower and its Subsidiaries, together, shall not exceed (x) in any fiscal year (other than the fiscal year ending August 31, 2004), 5% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of the last day of the immediately prior fiscal year and (y) in the fiscal year ending August 31, 2004, 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of August 29, 2003.

         (e) Section 7.13(d) of the Credit Agreement is amended to read as follows:

                  (d) Liquidity Ratio. Permit the Liquidity Ratio (i) as of the fiscal quarters of the Borrower ending November 30, 2002, February 28, 2003, May 31, 2003, and November 30, 2003, to be less than 1.2 to 1.0, (ii) as of the fiscal quarter ending August 29, 2003, to be less than 1.3 to 1.0, and (iii) as of the fiscal quarters ending February 28, 2004 and thereafter, to be less than
1.0 to 1.0; provided, however, that if after November 30, 2002, the Borrower issues new senior Debt Securities in an aggregate principal amount of at least $300,000,000.00 but less than $500,000,000.00, the Borrower shall not permit the Liquidity Ratio for any fiscal quarter of the Borrower ending after such issuance to be less than 1.0 to 1.0; and provided, further, that if after November 30, 2002, the Borrower issues new senior Debt Securities in an aggregate principal amount equal to or greater than $500,000,000.00, the Borrower shall not permit the Liquidity Ratio for any fiscal quarter of the Borrower ending after such issuance to be less than 0.9 to 1.0. For the avoidance of doubt, assets and liabilities of Subsidiaries whose operations have been discontinued will continue to be included in the determination of the Liquidity Ratio.

         (f) The Loan Notice attached to the Credit Agreement as Exhibit A is amended and restated in its entirety to read as set forth in Exhibit A hereto.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

         (a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Credit Agreement contemplated hereby).

         (b) The execution, delivery and performance by the Borrower of the Amendment Documents have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

         (c) The Amendment Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except to the extent

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that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         (d) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that this subsection (d) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.05 of the Credit Agreement and to take into account any amendments to the Schedules to the Credit Agreement and other disclosures made in writing by the Borrower to the Administrative Agent and the Lenders after the Closing Date and approved by the Administrative Agent and the Required Lenders).

         (e) There has occurred since July 9, 2003, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (f) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent and the Lenders or any other Person.

         (g) The Borrower's obligations under the Credit Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

5.       Conditions of Effectiveness.

         (a) The effectiveness of Section 2 and Section 3 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

                  (1) The Administrative Agent shall have received from the Borrower and the Required Lenders a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) of this Amendment.

                  (2) The Administrative Agent shall have received the consent of the Subsidiaries of the Borrower party to the Pledge Agreement, the Interco Subordination Agreement, the Security Agreement or the Guaranty, in form and substance satisfactory to the Administrative Agent, in their capacities as such, to the execution and delivery hereof by the Borrower.

                  (3) The Administrative Agent shall have received evidence of payment by the Borrower of all fees, costs and expenses due and payable as of the date hereof hereunder and under the Credit Agreement, including any fees arising under or referenced in Section 6 of this Amendment and any costs and expenses payable under Section 7(g) of this Amendment (including the Administrative Agent's Attorney Costs, to the extent invoiced on or prior to the date hereof).

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                  (4) The Administrative Agent shall have received from the
Borrower, in form and substance satisfactory to the Administrative Agent, copies of the resolutions passed by the board of directors of the Borrower, certified as of the date hereof by the Secretary or an Assistant Secretary of the Borrower, authorizing the execution, delivery and performance of this Amendment, together with such incumbency certificates and/or other certificates of Responsible Officers of the Borrower, as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as such in connection with this Amendment and each other Loan Document to which the Borrower is a party.

                  (5) The Administrative Agent shall have received all other documents it or the Required Lenders may reasonably request relating to any matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

                  (6) The Effective Date shall have occurred on or before August 31, 2003.

         (b) For purposes of determining compliance with the conditions specified in Section 5(a), each Lender that has executed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         (c) From and after the Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

         (d) The Administrative Agent will notify the Borrower and the Lenders of the occurrence of the Effective Date.

6. Fees. The Borrower shall pay (through the Administrative Agent) to each Lender that executes and delivers this Amendment by no later than 12:00 p.m. (Pacific time) on August 27, 2003, a non-refundable amendment fee equal to 0.05% of such Lender's Revolving Loan Commitment as of the Effective Date. Such amendment fee shall be fully-earned upon becoming due and payable, shall not be refundable for any reason whatsoever and shall be in addition to any fee, cost or expense otherwise payable by the Borrower pursuant to the Credit Agreement or this Amendment.

7.       Miscellaneous.

         (a) The Borrower acknowledges and agrees that the execution and delivery by the Administrative Agent and the Lenders of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar waivers or amendments under the same or similar circumstances in the future.

         (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.

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         (c) This Amendment shall be governed by and construed in accordance with the law of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), provided that the Administrative Agent and the Lenders shall retain all rights arising under Federal law.

         (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or the Borrower shall bind such Lender or the Borrower, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

         (e) This Amendment and the other Amendment Documents contain the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

         (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Credit Agreement or the Loan Documents.

         (g) The Borrower agrees to pay or reimburse Bank of America (including in its capacities as Collateral Agent and as Administrative Agent), GSCP, JPMorgan and Scotiabank upon demand, for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by Bank of America (including in its capacities as Collateral Agent and as Administrative Agent), GSCP, JPMorgan and Scotiabank in connection with the development, preparation, negotiation, execution and delivery of the Amendment Documents.

                            [Signature pages follow]

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                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Amendment and Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        SOLECTRON CORPORATION

                                        By: /s/ Perry G. Hayes
                                            -------------------------

                                        Title: Treasurer & VP

                                       A-7

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                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent and Lender

                                        By: /s/ James P. Johnson
                                            ------------------------------------
                                            Name: James P. Johnson
                                            Title: Managing Director

                                      A-8
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                                        GOLDMAN SACHS CREDIT PARTNERS
                                        L.P.

                                        By: /s/ Rob Schatzman
                                            ------------------------------------
                                             Name: Rob Schatzman
                                             Title: Vice President

                                      A-9
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                                        THE BANK OF NOVA SCOTIA

                                        By: /s/ Kent Leonard
                                            ------------------------------------
                                            Name: Kent Leonard
                                            Title: Director

                                      A-10
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                                        BNP PARIBAS

                                        By: /s/ Jean Plassard
                                            ------------------------------------
                                            Name: Jean Plassard
                                            Title: Managing Director

                                        By: /s/ Rafael Lumanlan
                                            ------------------------------------
                                            Name: Rafael Lumanlan
                                            Title: Director

                                      A-11
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                                        CSAM FUNDING II

                                            By: /s/ Andrew Marshak
                                            ------------------------------------
                                            Name: Andrew Marshak
                                            Title: Authorized Signatory

                                      A-12
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                                        DBS BANK LTD., LOS ANGELES
                                        AGENCY

                                        By: /s/ Charles Ong
                                            ------------------------------------
                                            Name: Charles Ong
                                            Title: General Manager

                                      A-13
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                                        FLEET NATIONAL BANK

                                        By: /s/ Greg Roux
                                            ----------------------------------
                                             Name: Greg Roux
                                             Title: Managing Director

                                      A-14
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                                        JPMORGAN CHASE BANK

                                        By: /s/ William Rindfuss
                                            ------------------------------------
                                            Name: William Rindfuss
                                            Title: Vice President

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                                        MORGAN STANLEY
                                        SENIOR FUNDING, INC.

                                        By: /s/ Jaap L. Tonckens
                                            ------------------------------------
                                            Name: Jaap L. Tockens
                                            Title: Vice President

                                      A-16
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                                        THE ROYAL BANK OF SCOTLAND PLC

                                        By: ____________________________________
                                            Name:
                                            Title:

                                      A-17
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                                        STANDARD CHARTERED BANK

                                        By: /s/ Joseph Cuevas
                                            -----------------------------------
                                            Name: Joseph Cuevas
                                            Title: Vice President

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      A-18